FORM OF CONVERTIBLE PROMISSORY NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS PROMISSORY NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS PROMISSORY NOTE.

Q2 POWER TECHNOLOGIES, INC.

CONVERTIBLE PROMISSORY NOTE

Issuance Date: March [__], 2017                                Original Principal Amount: U.S. $[♦]

FOR VALUE RECEIVED, Q2 Power Technologies, Inc., a Delaware corporation (the “Company” or “Maker”), hereby promises to pay to the order of [__________] or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced, increased or otherwise adjusted pursuant to the terms hereof pursuant to conversion or otherwise, the “Principal”) when due upon the Maturity Date (as defined below), or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, acceleration, conversion or otherwise (in each case in accordance with the terms hereof). This Convertible Promissory Note (including any Notes issued in exchange, transfer or replacement hereof solely to the extent permitted in accordance with the terms hereof, this “Promissory Note”) is one of an issue of promissory notes issued pursuant to the Subscription Agreement on the Initial Closing Date (collectively, the “Other Promissory Notes”) and such other Promissory Notes, if any, that shall have been issued pursuant to the Subscription Agreement on one or more Additional Closing Dates, each of which is not the Issuance Date (collectively, the “Additional Promissory Notes” and, collectively with the Promissory Note and the Other Promissory Notes, the “Promissory Notes”). Unless specifically stated otherwise, each Holder is acting individually and not as a group or shareholder block.  Certain capitalized terms used herein are defined in Section 21 or defined in the Subscription Agreement.

1.

PAYMENTS OF PRINCIPAL AND INTEREST. On the third (3rd) anniversary of the Initial Closing (the “Maturity Date”), the Company shall, except if elected otherwise by Holder pursuant to Section 3 upon the Maturity Date, pay to the Holder an amount in cash representing all the outstanding Principal, accrued and unpaid Interest and accrued and unpaid late charges on such Principal and Interest (collectively, the “Full Note Amount”). The Company may not prepay any portion of the Promissory Note without the prior written consent of Holder.

2.

INTEREST; INTEREST RATE.  (a) Interest on this Promissory Note shall commence accruing on the Issuance Date and shall be computed annually on the basis of a 365-day year for the actual number of days elapsed since the Issuance Date through each Conversion Date (as defined in Section 3(c)(i))(as to the applicable portion of the Full Note Amount then being converted) and through the Maturity Date (as to any portion of the Full Note Amount not previously converted, as applicable) (each, an “Interest Conversion Date”). Interest shall compound and capitalize on each of the first (1st) and second (2nd) anniversaries of the Issuance Date and, in each case, shall be added to the Principal amount then-outstanding at such time.

          (b) Interest on this Promissory Note shall accrue at the Interest Rate or the maximum rate permissible by law, whichever is less, and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date or other Interest Conversion Date in accordance herewith. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to eighteen percent (18.0%) or the maximum rate permissible by law, whichever is less.  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default. The Company shall pay any and all stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Interest Shares.

     3.      CONVERSION OF PROMISSORY NOTE. This Promissory Note shall be convertible into validly issued, fully paid and non-assessable shares of New Stock, on the terms and conditions set forth in this Section 3.

          (a)

 Conversion Right. Subject to the provisions of this Section 3, the Holder shall be entitled to convert up to a maximum of the then-outstanding Full Note Amount into validly issued, fully paid and non-assessable shares of New Stock at the Conversion Price and otherwise in accordance with this Section 3. The conversion may take place wholly or partially with respect to all or any portion of the Full Note Amount at any time (i) upon or after the closing of a Qualified Offering, or (ii) if no Qualified Offering occurs prior to the Maturity Date, on or at any time after December 31, 2017 and before the Maturity Date, in each case in the sole and absolute discretion of the Holder.  The Company will give the Holder at least twenty (20) days’ prior written notice of the anticipated closing date of any Qualified Offering (provided that such notice may be waived in writing at the election of the Holder). The Company shall not issue any fraction of a share of New Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of New Stock, the Company shall round such fraction of a share of New Stock up to the nearest whole share. The Company shall pay any and all stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of New Stock upon conversion of any Conversion Amount.

(b)

Conversion Price. The number of shares of New Stock issuable in respect of, and upon conversion of, any Conversion Amount pursuant to Section 3(a) shall be determined by dividing the Conversion Amount by the Conversion Price.  The actual Conversion Price per share shall equal:

The lesser of:

(1) the sum of (x) the “pre-money” funding valuation of the Company in effect immediately prior to the Qualified Offering PLUS (y) the funding amount actually raised in such Qualified Offering (excluding, for the avoidance of doubt, the Conversion Amount or similar converted amounts in respect of any Promissory Notes or other notes or similar instruments), such sum of (x) and (y) multiplied by fifty percent (50%); and

(2) the Ceiling (such lesser amount in (1) or (2), as applicable, the “Conversion Numerator”);

   DIVIDED by

   (3) the total number of shares of Common Stock (assuming full conversion, exchange or exercise of all Common Stock Equivalents other than (i) the Promissory Notes and (ii) only if excluded in the Qualified Offering, any common stock warrants and Company long-term incentive and stock options, both having an exercise price greater than the Conversion Price, issued and outstanding immediately following the Qualified Offering on a fully-diluted basis; or if no Qualified Offering has occurred, the total number of shares of Common Stock and Common Stock Equivalents outstanding (excluding the Promissory Notes) at the time of such conversion (the “Conversion Denominator”).

Notwithstanding the foregoing, in the event that the Holder elects to convert a Conversion Amount into shares of New Stock at any time prior to the consummation of a Qualified Offering, then, for purposes of calculating the number of shares of New Stock issuable upon conversion of such Conversion Amount pursuant to Section 3(a), the Conversion Numerator shall equal $6,000,000.

(c)

Mechanics of Conversion.

(i)

Optional Conversion. To convert any Conversion Amount into shares of New Stock on any date (each, a “Conversion Date”), the Holder shall deliver, pursuant to Section 20, for receipt by the Company on or prior to 5:30 p.m., New York, New York time on such Conversion Date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. Conversion hereunder shall have the effect of reducing the then-outstanding Full Note Amount by the applicable Conversion Amount. No later than three (3) Business Days after each Conversion Date (the “Share Delivery Date”), Company shall cause to be delivered to the Holder a certificate or certificates representing the New Shares representing the full number of New Shares acquired upon the applicable conversion pursuant to the Conversion Notice.

(ii)

Intentionally Left Blank.

(iii)

Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of the Promissory Notes and the principal amount of the Promissory Notes held by such holders (the “Registered Promissory Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Promissory Notes shall treat each Person whose name is recorded in the Register as the owner of a Promissory Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest thereunder) notwithstanding notice to the contrary (without limiting the Company’s obligations pursuant to this Section 3(c)(iii)). Subject to compliance with applicable securities laws, a Registered Promissory Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Promissory Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Promissory Notes in the same aggregate Full Note Amount of the surrendered Registered Promissory Note to the designated assignee or transferee pursuant herewith, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Promissory Note within five (5) Business Days of its receipt of such a request, then the Register shall be automatically updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Promissory Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Promissory Note to the Company unless (A) the Full Note Amount represented by this Promissory Note is converted (in which event this Promissory Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Promissory Note upon physical surrender of this Promissory Note. The Holder and the Company shall maintain records showing the Principal, Interest and late charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Promissory Note upon conversion.

(iv)

Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of the Promissory Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Promissory Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of the Promissory Notes electing to convert on such date, a pro rata amount of such holder's portion of the Promissory Notes submitted for conversion based on the principal amount of the Promissory Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all of the Promissory Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of New Stock issuable to the Holder in connection with a conversion of this

Promissory Note, the Company shall issue to the Holder the number of shares of New Stock not in dispute and resolve such dispute in accordance herewith.

          (d)      Limitations on Conversions. Notwithstanding anything to the contrary contained in this Promissory Note, this Promissory Note shall not be convertible by the Holder hereof, and the Company shall not affect any conversion of this Promissory Note or otherwise issue any shares of New Stock pursuant hereto, to the extent (but only to the extent) that, after giving effect to such conversion or other share issuance hereunder, the Holder or any of its Affiliates would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock (calculated on an as-converted, fully-diluted basis assuming full conversion or exercise of all Common Stock Equivalents then outstanding other than the Promissory Notes). To the extent the above limitation applies, the determination of whether this Promissory Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its Affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its Affiliates) shall, subject to the Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Promissory Note, or to issue shares of New Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to the Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Promissory Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Promissory Note or securities issued pursuant to the Subscription Agreement. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of the Promissory Notes.

4.      EVENT OF DEFAULT.

          (a)     “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)

any default in the payment of the Principal, or the Interest, as and when the same shall become due and payable, for which there will be no cure period;

(ii)

Maker shall fail to observe or perform any obligation or shall breach any term or provision of this Promissory Note and such failure or breach shall not have been remedied within ten (10) Business Days after the date on which notice of such failure or breach shall have been delivered (other than those occurrences described in other provisions of this Section 4 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default);

(iii)

 Maker shall fail to observe or perform any of its material obligations owed to the Holder or any other material covenant, agreement, representation or warranty contained in, or otherwise commit any material breach hereunder or in any other transaction document executed in connection herewith, including the Subscription Agreement, and such failure or breach shall not have been remedied within ten (10) Business Days after the date on which notice of such failure or breach shall have been delivered (other than those occurrences described in other provisions of this Section 4 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default);

(iv)

Maker shall commence, or there shall be commenced against the Maker, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker, or there is commenced against the Maker any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days; or Maker is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or Maker makes a general assignment for the benefit of creditors; or Maker shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Maker shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Maker shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Maker for the purpose of effecting any of the foregoing;

          (b)      If any Event of Default occurs, the Full Note Amount shall become, at the election of the Holder, immediately due and payable in cash.

          (c)      The Holder need not provide, and Maker hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

5.      INTENTIONALLY LEFT BLANK.

6.

COVENANTS.  So long as any portion of the Full Note Amount remains outstanding, Maker will not directly or indirectly, without the consent of the Holder:

(a)

fail to continue to engage in business of the same general type as now conducted by it and to preserve, renew and keep in full force and effect, its corporate existence and its assets, rights, privileges and franchises to the extent necessary or desirable in the normal conduct of business;

(b)

fail to comply in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities;

(c)

use the proceeds from the sale of the Promissory Notes for any purpose other than those set forth in the Private Placement Memorandum issued in connection with the sale of the Promissory Notes; or

(d)

fail to keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

7.

ADJUSTMENTS.

(a)

Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision herewith, if the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock or other stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision herewith, if the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock or other stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.  Any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(a) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

          (b)

Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

8.

NO WAIVER OF THE HOLDER’S RIGHTS. All payments of Principal and Interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Holder in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Holder of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Holder of less than the full amount due and payable hereunder shall in no way limit the right of the Holder to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

9.

REDEMPTION, PRE-PAYMENT. This Promissory Note is not redeemable prior to the Maturity Date. The Company may not pre-pay the Promissory Note without the prior written consent of the Holder.

10.

VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Promissory Note, except as required by law.

11.

SECURITY. The obligation of the Company under this Promissory Note are not secured. The Holder shall have rights in this respect pari passu with the Company’s senior most unsecured debt issued after the Issuance Date.

12.

AMENDING THE TERMS OF THIS PROMISSORY NOTE. The prior written consent of the Holder shall be required for any change, modification or amendment to this Promissory Note. No consideration shall be offered or paid to the Holder to amend or consent to a waiver or modification of any provision of this Promissory Note unless the same consideration is also offered to all of the holders of the Promissory Notes. The Holder shall be entitled, at its option, to the benefit of any amendment to any of the Promissory Notes.

13.

TRANSFER. Subject to compliance with applicable securities laws, this Promissory Note and any shares of New Stock issued upon conversion of this Promissory Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

14.      REISSUANCE OF THIS PROMISSORY NOTE.

 (a)

Transfer.  If this Promissory Note is to be transferred, the Holder shall surrender this Promissory Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Promissory Note (in accordance herewith), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Promissory Note (in accordance herewith) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Promissory Note, acknowledge and agree that, by reason of the provisions herewith following conversion or redemption of any portion of this Promissory Note, the outstanding Principal represented by this Promissory Note may be less than the Principal stated on the face of this Promissory Note.

(b)

Lost, Stolen or Mutilated Promissory Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Promissory Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Promissory Note, the Company shall execute and deliver to the Holder a new Promissory Note (in accordance with Section 14(c)) representing the outstanding Principal.

(c)

Issuance of New Promissory Note. Whenever the Company is required to issue a new Promissory Note pursuant to the terms of this Promissory Note, such new Promissory Note (i) shall be of like tenor with this Promissory Note, (ii) shall represent, as indicated on the face of such new Promissory Note, the Principal remaining outstanding (or in the case of a new Promissory Note being issued pursuant to Section 14(a), the Principal designated by the Holder which, when added to the principal represented by the other new Promissory Note issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Promissory Note immediately prior to such issuance of new Promissory Note), (iii) shall have an issuance date, as indicated on the face of such new Promissory Note, which is the same as the Issuance Date of this Promissory Note, (iv) shall have the same rights and conditions as this Promissory Note, and (v) shall represent accrued and unpaid Interest and late charges on the Principal and Interest of this Promissory Note, from the Issuance Date.

15.

CUMULATIVE RIGHTS AND REMEDIES; USURY. The rights and remedies of the Holder expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Promissory Note, or applicable law (including at equity). The election of the Holder to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Maker agrees the Holder may take from time to time. If it shall be found that any Interest due hereunder shall violate applicable laws governing usury, the applicable Interest Rate due hereunder shall be reduced to the maximum permitted rate of interest under such laws.

16.

GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Promissory Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each of the Maker and the Holder agree that all legal proceedings concerning the interpretations, enforcement and defense of this Promissory Note shall be commenced in the state and federal courts sitting in Palm Beach County Florida (the “Florida Courts”). Each of the Maker and the Holder hereby irrevocably submit to the exclusive jurisdiction of the Florida Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Promissory Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each of Maker and the Holder hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Promissory Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of Maker and the Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Promissory Note or the transactions contemplated hereby.

17.

REQUIRED NOTICE TO THE HOLDER. The Holder is to be notified by Maker, within three (3) Business Days, in accordance with the notice provisions in the Subscription Agreement, of the existence or occurrence, of any Event of Default.

 18.

PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Promissory Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Promissory Note or to enforce the provisions of this Promissory Note, or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Promissory Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys' fees and disbursements.

19.

CONSTRUCTION; HEADINGS. This Promissory Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Promissory Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Promissory Note. Terms used in this Promissory Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

20.

NOTICES. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered, by electronic mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth on the signature page, or such other address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 20. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Subscription Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York, New York time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York, New York time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

21.

CERTAIN DEFINITIONS. For purposes of this Promissory Note, the following terms shall have the following meanings:

(a)

“Affiliate” means, as applied to any person, (a) any other person directly or indirectly controlling, controlled by or under common control with that person, (b) any other person that owns or controls 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that person or any of its Affiliates, or (c) any director, partner, officer, manager, agent, employee or relative of such person. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through ownership of voting securities or by contract or otherwise.

(b)

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Palm Beach County, Florida are authorized or required by law to remain closed.

(c)

“Ceiling” means $12,000,000; provided, that if the Company, at any time after the Issuance Date and prior to the Qualified Offering (or, if no Qualified Offering has occurred prior to the applicable whole or partial conversion of this Promissory Note, prior to such applicable whole or partial conversion of this Promissory Note) issues any convertible debt securities having a “ceiling” or “cap” that is less than $12,000,000, the Ceiling means such lower “ceiling” or “cap.”

(d)

“Closing Date” means, collectively, the Initial Closing Date and all Additional Closing Dates, if any.

(e)

“Common Stock” means (i) the Company's shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall, at the applicable time, have been changed or any share capital resulting from a reclassification of such common stock.

(f)

“Common Stock Equivalents” means any securities of the Company or the Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(g)

“Conversion Amount” means the portion of the Full Note Amount to be converted or with respect to which any determination is being made under this Note.

(h)

“Conversion Price” means the per-share price calculated by dividing the Conversion Numerator by the Conversion Denominator, as per Section 3(b); provided however, if after a Qualified Offering the Company completes an offering for funding of its Common Stock or Common Stock Equivalents that convert to Common Stock at a price lower than the Conversion Price then in effect, the Conversion Price shall be reset to that lower price.

(i)

“Initial Closing Date” shall have the meaning set forth in the Subscription Agreement.

(j)

“Interest Rate” means fifteen percent (15.00%) per annum, compounded and capitalized annually according to the terms and conditions of Section 2, as may be adjusted from time to time in accordance with Section 2.

(k)

“New Stock” means shares of (i) Common Stock if the investors in the Qualified Offering receive Common Stock or there is no Qualified Offering, or (ii) Common Stock Equivalents of the Company issued pursuant to the Qualified Offering, provided, that such class of Common Stock Equivalents exist and have not been retired or otherwise terminated at the time of conversion (in which case, the Notes would convert into Common Stock).

(l)

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(m)

“Qualified Offering” means the first issuance of New Stock after the Closing Date, which results in gross proceeds to the Company of at least $5.0 million.

(n)

“SEC” means the United States Securities and Exchange Commission or the successor thereto.

(o)

“Subscription Agreement” means that certain subscription agreement, dated as of the Issuance Date, by and among the Company and the initial holders of the Promissory Notes pursuant to which the Company issued the Promissory Notes and certain share purchase warrants, as may be amended from time to time.

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed as of the Issuance Date set out above.

Q2 POWER TECHNOLOGIES, INC.

By:

      Christopher Nelson, Chief Executive Officer

420 Royal Palm Way, #100

Palm Beach Florida 33444

HOLDER

_______________________________

Name:

Address:

______________________________

______________________________

______________________________

[Signature Page to Promissory Note]

EXHIBIT I

Q2 POWER TECHNOLOGIES

CONVERSION NOTICE

Reference is made to the Promissory Note (the “Promissory Note”) issued to the undersigned by Q2Power Technologies, Inc., a Delaware corporation (the “Company”). In accordance with and pursuant to the Promissory Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Promissory Note) of the Promissory Note indicated below into shares of New Stock, $_____ par value per share, as of the date specified below. Capitalized terms not defined herein shall have their respective meanings as set forth in the Promissory Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest and accrued

and unpaid late fees with respect to such portion of

the aggregate Principal and such aggregate Interest

to be converted:

AGGREGATE CONVERSION AMOUNT TO BE

CONVERTED:

Please confirm the following information:

Conversion Price:

Type and Number of shares of New Stock to be issued:

Please issue the New Stock into which the

Promissory Note is being converted in the

following name and to the following address:

Issue to:

Facsimile Number:

Holder:

By:

Title:

Dated:

[Exhibit I to Promissory Note]

 Account Number:

 (if electronic book entry transfer)

Transaction Code Number:

 (if electronic book entry transfer)

 Address:

(if delivery of share certificates)

[Exhibit I to Promissory Note]